Exhibit 23.1

PricewaterhouseCoopers AB SE-113 97 Stockholm, Sweden Visiting address: Torsgatan 21, Telephone +46 8 555 330 00 Fax +46 8 555 330 01 www.pwc.com/se

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 16, 2008 relating to the financial statements and financial tables of Telefonaktiebolaget LM Ericsson, which appears in Telefonaktiebolaget LM Ericsson’s Annual Report on Form 20-F for the year ended December 31, 2007.

PricewaterhouseCoopers AB

Stockholm, Sweden

June 3, 2008